Exhibit 99.1

NOTICE OF PARTIAL REDEMPTION

TO THE HOLDERS OF WEYERHAEUSER COMPANY

4.75% Notes due 2026

(CUSIP No. 962166CC6 / ISIN No. US962166CC62)

August 13, 2025

NOTICE IS HEREBY GIVEN that, pursuant to (i) the optional redemption provisions set forth in paragraph 3 of the Notes (as defined below) and (ii) Section 12.2 of the Indenture dated as of April 1, 1986, as amended and supplemented by the First Supplemental Indenture dated as of February 15, 1991, the Second Supplemental Indenture dated as of February 1, 1993, the Third Supplemental Indenture dated as of October 22, 2001, the Fourth Supplemental Indenture dated as of March 12, 2002 and the Fifth Supplemental Indenture dated as of March 30, 2020 (collectively, the “Indenture”), each between Weyerhaeuser Company (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee” and the “Paying Agent”) to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), relating to the Issuer’s 4.75% Notes due 2026 (CUSIP No. 962166CC6 / ISIN No. US962166CC62) (the “Notes”), the Issuer has elected to redeem, and will redeem on August 25, 2025 (the “Redemption Date”), $500,000,000.00 of the outstanding Notes at a redemption price (the “Redemption Price”) equal to the greater of: (1) 100% of the principal amount of the Notes to be so redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Notes) plus 20 basis points, plus, in the case of clause (1) and clause (2), accrued and unpaid interest on the principal amount of the Notes redeemed to the Redemption Date. The aggregate principal amount of the Notes outstanding on the date hereof is $750,000,000.00 and the aggregate principal amount of the Notes to be redeemed on the Redemption Date is $500,000,000.00. The Notes subject to redemption will be selected by the Trustee in accordance with the applicable procedures of The Depository Trust Company.

On the Redemption Date, the Redemption Price will become due and payable on the Notes called for redemption. Unless the Issuer has failed to deposit with the Paying Agent funds sufficient to pay the Redemption Price of the Notes being redeemed, interest on the Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining rights of the holders of such Notes after the Redemption Date will be to receive payment of the Redemption Price upon surrender of the Notes to the Paying Agent.

The Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price. The Notes may be surrendered at the following office of the Paying Agent:

By Hand, Mail or Overnight Delivery
The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon
500 Ross Street, Suite 625
Pittsburgh, PA 15262
Attn: Transfers/Redemptions

The method chosen for the delivery of the Notes is at the option and risk of the holder. If delivery is by mail, use of registered or certified mail, properly insured is suggested.

The CUSIP and ISIN numbers have been assigned to the Notes by an organization not affiliated with the Issuer or the Trustee and are included solely for the convenience of the holders. Neither the Issuer nor the Trustee shall be responsible for the selection or use of the CUSIP or ISIN numbers, nor is any representation made as to their correctness or accuracy on the Notes or as indicated in this redemption notice.

Holders may be subject, under certain circumstances, to backup withholding tax with respect to the Redemption Price received. Such backup withholding may be applicable if such Holder, among other things, fails to (i) furnish its correct taxpayer identification number, (ii) certify that it is not subject to backup withholding, or (iii) otherwise comply with applicable backup withholding requirements. A Holder who wishes to avoid the imposition of backup withholding tax should submit an Internal Revenue Service Form W-9 or an applicable Form W-8, as appropriate, when presenting a Note for payment.

WEYERHAEUSER COMPANY